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                         STANDARD FORM OF OFFICE LEASE
                    THE REAL ESTATE BOARD OF NEW YORK, INC.

AGREEMENT OF LEASE, ("lease" or "Lease") made as of January 25, 1995, between THE OVERTON-LA CHOLLA JOINT VENTURE, having an office at c/o Heron Financial Corporation, Suite 917, Heron Building, 510 W. 6th Street, Los Angeles, California 90014

party of the first part, hereinafter referred to as OWNER, or LANDLORD, and DANIELS PRINTING, LIMITED PARTNERSHIP, having an office at


WITNESSETH:    party of the second part, hereinafter referred to as TENANT,
               Owner hereby leases to Tenant and Tenant hereby hires from Owner the fourth and fifth floors as shown on the floor plan attached hereto as Schedule A, which the parties agree consists of a total of 13, 830 rentable square feet ("demised premises" or "Demised Premises") in the building known as 70 East 55th Street ("Building") constructed by Owner on the land ("Land") described in Schedule B attached hereto, the Building and the Land are to be hereinafter collectively referred to as the "Property", in the Borough of Manhattan, City of New York, for a term ("Term") of approximately five (5) years and ten (10) months (or until such term shall cease and expire as hereinafter provided) to commence as provided in Article 37 of Rider attached hereto and made a part hereof at an annual rental rate ("rent" or "fixed annual rent") of Four Hundred One Thousand and Seventy and 00/100 Dollars ($401,070.00), provided however, the rent commencement date shall be February 7, 1995.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in cash or by check (drawn upon a bank which is a member of the New York Clearing House) in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenants as follows:

RENT

1. Tenant shall pay the rent and additional rent as above and as hereinafter provided.

OCCUPANCY

2. Tenant shall use and occupy demised premises for general and executive offices for Tenant's business (Tenant shall not use the Demised Premises for printing, except that composition and typesetting may be done by computer and modem) and for no other purpose.

(See Article 45 of Rider)

TENANT ALTERATIONS:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

(See Article 57 of Rider)

MAINTENANCE AND REPAIRS

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

(See Article 57 of Rider)

WINDOW CLEANING:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's

Fleet Bank of MA, N.A. is acceptable

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use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

PROPERTY--LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant (which shall include Tenant's Property as hereinafter defined) by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.

If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

(See Article 49 of Rider)

DESTRUCTION, FIRE AND OTHER CASUALTY:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and additional rent until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and additional rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of
Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

ASSIGNMENT, MORTGAGE, ETC.:

(See Article 42 of Rider)

ELECTRIC CURRENT:

(See Article 43 of Rider)

ACCESS TO PREMISES:

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(See Article 44 of Rider)

VAULT, VAULT SPACE, AREA:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

OCCUPANCY:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

BANKRUPTCY:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute, or (3) after the conclusion of all Tenant's bankruptcy proceedings and any related cases and appeals of such proceeding and cases. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease, provided however, if this Lease is assumed or assigned under Title 11 of the U.S. Code (bankruptcy code) or any similar Federal or State statute, then the provisions of this Article 16 may be applicable, at Owner's option, to both the Tenant and the party then owning Tenant's interest in this lease.

      (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. (See Article 41 of Rider)

DEFAULT:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted for 30 days in succession; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written 30 days notice upon Tenant specifying the nature of said default and upon the expiration of said 30 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 30 day period, and if Tenant shall not have diligently commenced during such default within such 30 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three
(3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: and such default in payment remains uncured for 5 days after written notice from Landlord (provided however, Tenant shall only be entitled to such notice and grace period only two (2) times in any twelve (12) month period during the Lease term); then and in any of such events Owner may without notice, re-enter the demise premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative or Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice. (See Articles 49 and 56 of Rider)

REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises of any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise. (See Article 49 of Rider)


FEES AND EXPENSES

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease. Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five
(5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant to diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day. (See Article 49 of Rider)

QUIET ENJOYMENT:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 7 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

NO WAIVER:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

INABILITY TO PERFORM:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

BILLS AND NOTICES:

28. (See Article 47 of Rider)

SERVICES PROVIDED BY OWNERS

29. As long as Tenant is not in default under any of the covenants of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days as set forth in Schedule E at Owner's expense provided that the same are kept in order by Tenant. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building which is not removed by normal cleaning services under Schedule E; (e) If the demised premises is serviced by Owner's air conditioning/cooling and ventilating system, air condition/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. [POINTER] RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

CAPTIONS:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

DEFINITIONS:

31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall mean all days except Saturdays, Sundays and all days observed by the City, State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.
----------
[POINTER] Rider to be added if necessary

ADJACENT EXCAVATION--SHORING:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations as set forth in Schedule D hereof and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall uniformly enforce the Rules and Regulations against all tenants in the Building.

SECURITY:

[POINTER] 34. Tenant has deposited with Owner the sum of $133,690.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease: it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part. Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith fully restore the amount so applied or retained. Landlord shall place the security deposit in an interest-bearing account and upon return of said security, such interest shall be paid to Tenant less one (1) percent per annum for Landlord's administrative costs. (See Article 54 of Rider).

ESTOPPEL CERTIFICATE

35.  (See Article 48 of Rider)

SUCCESSORS AND ASSIGNS:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

------------------------------------
[POINTER] Space to be filled in or deleted



IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


                                                             THE OVERTON-LA CHOLLA                  [SEAL]
Witness for Owner:                                           JOINT VENTURE
                                                             BY: HERON JV ACQUISITIONS, INC.

                                                             By: [illegible]
-------------------------------------------------            -------------------------------------- [L.S.]
                                                                 Executive Vice President

                                                             DANIELS PRINTING,
                                                             LIMITED PARTNERSHIP,
Witness for Tenant:                                          By: Daniels Printing Corp., Inc, its   [SEAL]
                                                                 Sole General Partner


  /s/ Jeannette C Faber                                      By:  /s/ [illegible]
-------------------------------------------------            -------------------------------------- [L.S.]
      JEANNETTE C FABER                                           [illegible]
                                                                   Vice President

                                      ACKNOWLEDGMENTS

CORPORATE OWNER                                              CORPORATE TENANT
STATE OF NEW YORK     SS.:                                   STATE OF NEW YORK       SS.:
COUNTY OF                                                    COUNTY OF

  On this      day of           , 19  , before me              On this      day of           , 19  , before me

personally came                                              personally came
to me known, who being by me duly sworn, did depose and      to me known, who being by me duly sworn, did depose and
say that he resides                                          say that he resides


in                                                           in


that he is the                of                             that he is the                of


the corporation described in and which executed the          the corporation described in and which executed the
foregoing instrument, as OWNER that he knows the seal        foregoing instrument, as TENANT that he knows the seal
of said corporation, that the seal affixed to said           of said corporation, that the seal affixed to said
instrument is such corporate seal, that it was so            instrument is such corporate seal, that it was so
affixed by order of the Board of Directors of said           affixed by order of the Board of Directors of said
corporation, and that he signed his name thereto by          corporation, and that he signed his name thereto by
like order                                                   like order



INDIVIDUAL OWNER                                             INDIVIDUAL TENANT
STATE OF NEW YORK     SS.:                                   STATE OF NEW YORK       SS.:
COUNTY OF                                                    COUNTY OF

  On this      day of           , 19  , before me              On this      day of           , 19  , before me

personally came                                              personally came

to me known and known to me to be the individual             to me known and known to me to be the individual
               described in and who, as OWNER,                            described in and who, as TENANT,
executed the foregoing instrument and acknowledged           executed the foregoing instrument and acknowledged
to me that                   he executed the same            to me that                    he executed the same

                     LEASE RIDER FOR 70 EAST 55th STREET
                   TENANT: Daniels Printing, Limited Partnership
                           -------------------------------------
                   SPACE:  Entire 4th AND 5th Floors
                           -------------------------

                                     ARTICLE 37

                                  COMMENCEMENT OF TERM

          37.01.A. The "Commencement Date" of the Term shall be the date set forth on the first page of the printed form of this Lease

          B.   The "Expiration Date" of the Term shall be December 15, 2000.

          C. The "Occupancy Date" shall be the date Tenant first occupies the Demises Premises for the conduct of its business.

                                     ARTICLE 38
                                  TAX AND EXPENSE
                                     ESCALATION

          38.01.A.  For purposes hereof, the following definitions shall apply:

               (a) The term "Base Tax" shall mean the average of the Taxes payable for the tax year July 1, 1994 through June 30, 1995 and the tax year July 1, 1995 through June 30, 1996.

               (b) The term "Tax Year" shall mean each period of twelve (12) months which includes any part of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Property and the sidewalks, plazas or streets adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent (other than any occupancy or rent tax payable by Tenant pursuant to Article 36.03), and levied against Landlord and/or the Property under the laws of the United States, the City or State of New York, or any political subdivision thereof (excluding Landlord's income tax), and (ii) any expenses incurred by Landlord, including payments to attorneys and appraisers, in contesting any of the items set forth in this subclause (c) (i), or the assessed valuations of all or any part of the Property. If due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Property, in addition to, or in substitution in whole or in part for any tax which would constitute Taxes, or in lieu of additional taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term Taxes.

               (d) The term "Tenant's Tax Share" shall mean Nine and Sixty-Four Hundredths percent (9.64%).

               (e) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or operating Year (as hereinafter defined), as the case may be, or for some portion thereof pursuant to this
          Article 38.

          B. Tenant shall pay to Landlord as additional rent for each Tax Year a sum equal to Tenant's Tax Share of the amount by which the taxes for such Tax Year exceed the Base Tax ("Tenant's Tax Payment"). Landlord shall furnish the Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment for such Tax Year. Tenant's Tax Payment shall be due and payable on the first day of each month during such Tax Year in an amount equal to one-twelfth (1/12th) of such Tenant's Tax Payment for such Tax Year. If an annual Escalation Statement is furnished to the Tenant after the commencement of the Tax Year to which it relates, then (a) until such Escalation Statement is rendered, Tenant shall pay Tenant's Tax Payment for such Tax Year in installments based upon the last Escalation Statement rendered to Tenant with respect to Taxes and (b) Tenant shall, within ten (10) days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this Article 38.01 the amount of such overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee or ground lessor) in full or on any other date or dates than as presently required, then at landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

          C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this
Article 38.01, Tenant's Tax Share of the refund, but not in excess of, Tenant's Tax Payment paid for such Tax Year.

          38.02.A.   For purposes hereof, the following definitions shall apply:

          (a) The term "Expense Base Factor" shall mean the Expenses for the calendar year 1995.

          (b) The term "Operating Year" shall mean each calendar year which includes any part of the Term.

          (c) The term "Tenant's Expense Share" shall mean Nine and Seventy-Six Hundredths percent (9.76%).

          (d) The term "Expenses" shall mean the total of all the costs and expenses (and taxes thereon, if any) incurred by Landlord with respect to the operation and maintenance of the Property and the services provided to the tenants of the IM Building computed on an accrual basis including, without limitation, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates and sewer rents; air conditioning for areas other than those leased to individual tenants; heating and related ventilation; electricity as indicated by meter for areas other than those leased to individual tenants or if there be no meter, as determined by a reputable, independent electrical consultant selected by Landlord whose determinations shall be binding on Landlord and Tenant ("Landlord's Electrical Consultant"); elevators and escalators; metal, elevator cab, lobby, plaza, basement gardens, sidewalk, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; painting of non-tenant areas; window cleaning; building standard cleaning service supplied to tenants by Landlord; the purchase price or rental cost, as applicable, of all building and cleaning supplies, tools, materials, machinery and equipment; depreciation hand tools and other movable equipment used in the operation or maintenance of the Property; fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering the Property or customarily carried with respect to buildings similar to the Building; wages, salaries, training costs, bonuses, disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of the Landlord up to and including the level of the building manager; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Expenses; association fees or dues; telephone and stationery; guards, watchmen, and other security personnel services and/or systems; directory; Building telephone(s); repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building as a first-class office building; and management fees for the management of the Building, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in the Borough of Manhattan for first-class office buildings similar to the Building.

          The following costs and expenses shall be excluded or deducted, as appropriate, from the foregoing costs and expenses:

               (i) the cost of electricity, if any, furnished to the Demised Premises and other space leased to tenants as measured by meters, or if there be no meters, as determined by Landlord's Electrical Consultant;

               (ii) leasing commissions, relocation costs for tenants, costs for tenant evictions and tenant fit-out work;

               (iii) salaries for Landlord's executives above the grade of building manager;

               (iv) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

               (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent to which Landlord is compensated therefor through proceeds of insurance or condemnation award;

               (vi) advertising and promotional expenditures other than for prospective building employees of the Landlord (which expenditures shall be included within the definition of Expenses);

               (vii)  Taxes;

               (viii) costs for performing Landlord's Work for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant's expense;

               (ix) expenditures for capital improvements except those which under generally applied real estate practice are expended or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with interest at an annual rate of one (1) per centum in excess of the prime interest rate of Chemical Bank, as publicly announced from time to time or if Chemical Bank shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000) ("Prime Rate");

               (x) payments on account of rent under a ground lease (if any) of the Land and/or Building and on account of or under any mortgage on the Property and the costs and expenses of refinancing same.

               If Landlord shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of such capital equipment or capital expenditures are to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with interest at an annual rate of one (1) per centum over Prime Rate. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

               If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building, due to the fact that construction of the Building is not completed, or such portions are not occupied or leased, or because such item of work or service is not required or desired by the Tenant of such portion, or such Tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purpose of computing the additional rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building.

               B. If the Expenses for any Operating Year exceed the Expense Base Factor, Tenant shall pay to Landlord as additional rent for such Operating Year a sum equal to Tenant's Expense Share of the amount by which the Expenses for such Operating Year exceed the Expense Base Factor ("Tenant's Expense Payment").

               C. Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's estimate of Tenant's Expense Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 38.02C. for the last month of the preceding Operating Year; (b) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within ten (10) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against subsequent payments under this Article 38.02; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate. Landlord may at any time and from time to time (but not more often than four (4) times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such operating year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

               D. After the end of each Operating Year, Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord setting forth the Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under this
Article 38.02 exceeded Tenant's Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against subsequent payments under this Article 38.02. If such annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to the Landlord within thirty (30) days after being furnished with such annual Escalation Statement.

               E. The annual Escalation Statement with respect to Expenses to be furnished by Landlord as provided above shall be in reasonable detail but need not be audited or certified by accountants. Landlord may use operating cost allocations and estimates if such allocations or estimates are required for this
Article 38.02.

               38.03. Tenant shall pay to Landlord within ten (10) now days of demand, as additional rent, any occupancy tax or rent now in effect or hereafter enacted, which Landlord is now or hereafter required to pay with respect to the Demised Premises or this Lease. The term "additional rent" shall include the additional charges under this Article 38 and any and all of Tenant's Tax Payments, Tenant's expense Payments and any payments due under this Lease other than fixed annual rent.

          38.04. If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Taxes for the Tax Year and/or Expenses for the operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the expiration date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the expiration date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

          38.05. In no event shall the fixed annual rent ever be reduced by operation of this Article 38. The rights and obligations of Landlord and Tenant under the provisions of this Article 38 shall survive the termination of this Lease, and payments shall be made pursuant to this
Article 38 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other-termination of the Term.

          38.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Landlord shall issue an Escalation Statement (a) with respect to any Operating Year not later than two (2) years after the Operating Year to which the Escalation Statement relates, and (b) with respect to any Tax Year not later than five (5) years after such Tax Year to which the Escalation Statement relates; and any Escalation Statement not rendered within these specified time periods of two (2) years and five (5) years and shall be null and void.

          38.07. The Escalation Statement to be furnished by Landlord shall be certified by Landlord and shall be prepared in reasonable detail for Landlord by Landlord's accountant (who may be the certified public accountants now or then employed by Landlord for the audit of its accounts); said certified public accountants may rely on Landlord's allocations and estimates wherever operating cost allocations or estimates are needed for this Article 38. The Escalation Statement thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless within forty-five (45) days after receipt of such Escalation Statement, Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement and identify the items which Tenant claims are incorrect. Upon such notice, Landlord shall make available to Tenant Landlord's records relating to such particular items for Tenant's review (which Tenant may review at Tenant's expense). Pending resolution of such dispute by Tenant, Tenant shall pay Landlord in accordance with the disputed Escalation Statement without prejudice to Tenant's position. If Tenant is correct in its dispute, Landlord shall credit any amounts overpaid by Tenant against subsequent payments due under Article
38.02 (C) for Tenant's Expense Payment or if no further payments are due from Tenant, Landlord shall promptly refund such overpayment to Tenant.

                                 ARTICLE 39

                          TWENTY-FOUR HOUR BUILDING

          39.01. Supplementing Article 29 HEREOF AND subject to the conditions and terms thereof, Landlord shall have available, twenty-four hours per day on business days, (a) elevator facilities; (b) heating or air conditioning, as seasonally required under this lease; and (c) a security guard in lobby area, all without any overtime charges to Tenant.

                                 ARTICLE 40

                                 INSURANCE

          40.01.A. Tenant shall obtain and keep in full force and effect during the Term (or at the time Tenant's Property is placed in the Demised Premises, if such placement is prior to the commencement of the Term), at its own cost and expense,(a) public liability insurance, such insurance to afford protection in an amount of not less than One Million Dollars ($1,000,000) for injury or death arising out of any one occurrence, and One Million Dollars ($1,000,000) for damage to property, and Five
Million Dollars ($5,000,000) liability and property umbrella policy, protecting Landlord, the lessor under any underlying lease, the holder of any mortgage and Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Demised Premises or any part thereof; and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's Property (as hereinafter defined) for the full insurable value thereof, protecting Landlord, the holder of any superior mortgage, the lessor under any underlying lease and Tenant as insureds. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be canceled except upon at least thirty (30) days' prior notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default. As used in this Lease, the term "Tenant's Property" shall mean and be deemed to include all paneling, movable partitions, lighting fixtures, special-cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises.

          B. Said insurance is to be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New York, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon lie failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event-the Tenant agrees to pay the amount thereof, plus interest at two
(2) per centum in excess of Prime Rate, to Landlord on demand and said sum shall be in each instance collectible as additional rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon twenty (20) days' written notice to Landlord. On the Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

          40.02. Each party agrees to use its best efforts to include in each of its insurance policies (insuring the building and Landlord's property therein, in the case of Landlord, and insuring Tenant's Property and business interest in the Demised Premises [business interruption insurance], in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable at any time, then for such time period, (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party, or (c) the inclusion of the other party as an additional insured, but not a party to whom any loss shall be payable. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, but not a party to whom any loss shall be payable. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least twenty (20) days' prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured.

          40.03. As long as Landlord's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Article 40.02 or name the Tenant as an additional insured, Landlord hereby waives (a) any obligation on the part of Tenant to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (b) any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect.

          40.04. As long as Tenant's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Article 40.02, or name the Landlord as an additional insured, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, the lessor under any underlying lease, the holder of any superior mortgage, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord, or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Tenant's fire insurance carriers shall not include such or similar provisions in Tenant's fire insurance policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policies from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other-permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

          40.05. except to the extent expressly provided in Article 40.03, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance-carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building by fire or other casualty.

          40.06. Except as otherwise provided in Article 40.01, nothing contained in Articles 40.02, 40.03 and 40.04 shall be deemed to impose upon Landlord or Tenant any duty to procure or maintain any kinds of insurance or any particular amounts or limits of any such kinds of insurance. The insurance policies referred to in Article 40.02 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee or pledgee.

                                 ARTICLE 41

                          CONDITIONS OF LIMITATION

          41.01. This Lease and the Term and estate hereby granted are subject to the limitation that if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 42 and Article 41.02, then in any of said events Landlord may give to Tenant notice of intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in this Lease.

          41.02. Supplementing the provisions of Article 16 hereof, if this Lease is not terminated under Article 16 and is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section
101 ET SEA. or any statute of similar nature and purpose ("Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. Any monies received by Landlord or on behalf of Tenant during the pendency of any proceeding in bankruptcy shall be deemed paid as co compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under this Lease. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated, fixed annual rent, additional rent or any other charges under this Lease shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

          41.03. If, at any time, (a) Tenant shall be comprised of two
(2) or more persons, or (b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Articles 41.01 and 41.02, shall be deemed to mean any one or more of the persons primarily or secondarily liable Tenant's obligations under this Lease.

                                 ARTICLE 42

                     ASSIGNMENT, MORTGAGING, SUBLETTING

          42.01. Except as otherwise expressly provided in this Article
42, Tenant shall not without, in each instance, obtaining the prior consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the Demised Premises or allow the same to be used or occupied by others or in violation of Articles 2 and 45, (c) mortgage, pledge or encumber this Lease or all or part of the Demised Premises in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant for all or part of the Demised Premises or for an assignee of this Lease. For purposes of this Article 42, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a takeover agreement shall be deemed a transfer of this Lease,(iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 42, and
(iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Article 42.01.

          42.02. The provisions of subclauses 42.01 (a) and (b) shall not apply to transactions entered into by Tenant with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided (a) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (b) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant either (i) immediately prior to such merger, consolidation or transfer or (ii) as of the date hereof, whichever is greater.

          42.03. Any assignment or transfer, whether made with Landlord's consent as required by Article 42.01 or without Landlord's consent pursuant to Article 42.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this
Article 42 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Article 42.02 Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in
Article 42.02. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

               42.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage or otherwise, with a third party, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of the Tenant under this Lease, the liability under this Article 42.04 of Tenant or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made.

               42.05. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or to a subletting of the whole or a part of the Demised Premises to not more than two (2) subtenants per floor for substantially the remainder of the Term of this Lease, provided;

               (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

               (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit, financial responsibility and security is, considering the responsibilities involved, reasonably satisfactory to Landlord;

               (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Demised Premises are located;

               (d) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building, during the twelve (12) months immediately preceding Tenant's request for Landlord's consent;

               (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall be borne by Tenant and shall otherwise be subject to the provisions of Articles 3 and 57 with respect to alterations, installations, additions or improvements;

               (f)  Each assignment or sublease shall specifically state that
          (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the Demised Premises or to allow same to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Demised Premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the fixed annual rent and additional rent due hereunder, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Demised Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant and (vi) the subtenant shall be required to pay its proportionate share of Tenant's Tax Payment and Tenant's Expense Payment;

               (g) Tenant shall, together with requesting Landlord's consent hereunder, have paid Landlord any costs incurred by Landlord to review the requested consent including any attorneys' and other professionals' fees and expenses incurred by Landlord;

               (h) The proposed subtenant or assignee is not a tenant with a use and occupancy prohibited by Articles 2 and 45;

               (i) In the case of a subletting of a portion of the Demised Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

               (j) Tenant shall have granted to Landlord or its agent, at Landlord's election, the exclusive right to sublease the Demised Premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease, as the case may be, for a period of three (3) months and Tenant shall pay to Landlord's agent upon execution of such sublease, assignment, release or other disposition a commission computed in accordance with Landlord's agent's standard rates and rules then in effect for the locality in which the Demised Premises are located;

               (k) The subletting or assignment shall not be at a lower rental rate than that being charged by Landlord at the time for similar space then available in the Building; and

               (l) The proposed assignment or sublease shall provide that it is subject to the Landlord's rights under Article 42.06. Tenant shall have complied with the provisions of Article 42.06 and Landlord shall not have made any of the elections provided for therein.

               42.06.A. If Tenant seeks Landlord's consent to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall, no later than sixty (60) days prior to the effective date anticipated for such assignment or sublet ("Effective Date") deliver to Landlord executed counterparts of any such agreement and all ancillary agreements with the proposed assignee or sublessee, as applicable, and Landlord shall then have the right to elect by notice to Tenant given within thirty (30) days after such delivery (x) to consent or refuse to consent to such assignment or sublease or (y) to elect to:

               (a)  with respect to a proposed assignment of this Lease:

                    (i) terminate this Lease as of the Effective Date as if it were the Expiration Date set forth herein; or

                    (ii) accept an assignment of this Lease from Tenant in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee an assignment of this Lease in form reasonably satisfactory to Landlord's counsel which shall be effective as of the Effective Date;

               (b)  With respect to a proposed subletting of the entire Demised
          Premises:

                    (i)   proceed under subclause (a)(i) OR (a)(ii) above; or

                    (ii) accept a sublease from Tenant OF the entire Demised Premises in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee a sublease for the remainder of the Term hereof less one (1) day commencing with the Effective Date on (x) the rental terms specified in the proposed sublease or (y) the rental terms specified in this Lease, as elected by Landlord in its notice to proceed under this subclause (b)(ii); and

               (c) With respect to a proposed subletting of less than the entire Demised Premises:

                    (i) terminate this Lease as to the portion of the Demised Premises affected by such subletting as of the Effective Date in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord; or

                    (ii) accept a sublease from Tenant of the portion of the Demised Premises affected by such subletting in which event Tenant shall promptly execute and deliver to Landlord or Landlord's designee a sublease for the remainder of the term hereof less one (1) day commencing with the Effective Date at (x) the rental terms specified in the proposed sublease or (y) the rental terms specified in this Lease on a per rentable square foot basis, as elected by Landlord in its notice to proceed under this subclause (c)(ii).

               B. In the event that this Lease shall be assigned to Landlord or Landlord's designee or if all or part of the Demised Premises shall be sublet to Landlord or Landlord's designee pursuant to this Article 42.06, the provisions of any such assignment or sublease and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee thereunder.

               C. If Landlord should elect to have Tenant execute and deliver a Sublease back to Landlord pursuant to the provisions of Article 42.06A, said sublease shall be in form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

               (a) The rental terms shall be those specified by Landlord as provided in subclause 42.06A(c)(ii);

               (b) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the Demised Premises, Tenant shall pay to subtenant (i) the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the Demised Premises and to provide access thereto and (ii) the estimated cost of such other work as was to be paid for or performed by Tenant pursuant to any sublease for which Landlord's consent was requested;

               (c) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, or assign the sublease, without Tenant's consent;

               (d) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire to authorize;

               (e) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto;

               (f) Any consent required by Tenant, as sublessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord;

               (g) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder; and

               (h) Any failure of the subtenant thereunder to comply. with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such noncompliance.

               D. If pursuant to the exercise of any of Landlord's options under this Article 42.06, this Lease is terminated as to only a portion of the Demised Premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 38 shall be adjusted in proportion to the portion of the Demised Premises affected by such termination.

               E. If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (a) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, or, if Tenant does not file such returns, on the same basis as carried on Tenant's books); and

               (b) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per rentable square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or furnishings or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, or, if Tenant does not file such returns, on the same basis as carried on Tenant's books).

               The sums payable under this Article 42.06E shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

               F.   If Landlord exercises any of its options under this
Article 42.06, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the Demised Premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be.

               G. (a) If Tenant (for the purposes of this Article 42.06G, the term Tenant shall include its trustee in bankruptcy) assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a BONA FIDE arms-length offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the BONA FIDE arms-length offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          (b) The term "adequate assurance of future performance" as used in this Lease shall mean (in addition to the assurances called for in said Section 365(b)(3) of the Bankruptcy Code) that any proposed assignee shall, among other things, (i) deposit with Landlord on the assumption of this Lease as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, an amount equal to the fixed annual rent and additional rent for the twelve (12) month period immediately preceding the assumption of this Lease, which sum shall be held in accordance with the provisions of Article 34 hereof, (ii) furnish Landlord with financial statements of such proposed assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth at least equal to five (5) times the then fixed annual rent plus additional rent payable in the year such statements shall be furnished, (iii) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such proposed assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such proposed assignee of its obligations under the Lease.

               (c) If, at any time after tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Article 16 of this Lease, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all fixed annual rent, additional rent and other items of rent charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same annual fixed rent (and other items of rent changes) and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (1) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and to the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (2) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (3) such new lease shall require Tenant to pay all fixed annual rent, additional rent and other items of rent changes reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder. The provisions of this Article 42.06G shall survive the expiration or earlier termination of this Lease.

                                     ARTICLE 43

                                    ELECTRICITY

          43.01. If the Demised Premises form one or more entire floor(s) Tenant shall purchase its electric current directly from the public utility serving the Building for all of the electric current consumption of the Demised Premises, including without limitation, the heating, ventilation and air-conditioning system ("HVAC") for the Demised Premises, and Tenant shall be responsible for the payment of all bills therefor. If Tenant shall fail to pay any such bills, Landlord, at its option, may pay the same and collect such payment with interest (as set forth in Article 56.02) as additional rent.

          43.02. If one or more electric meters measure the consumption of electric current by Tenant and another lessee of space in the Building (i.e., more than one tenant on a floor), or if there is no meter measuring Tenant's consumption of electric current for any purpose, including without limitation, lighting in common areas and HVAC on a floor shared by Tenant and another lessee of space in the Building, Tenant agrees to pay to Landlord or Landlord's designated agent charges for electric current consumed by Tenant as determined, at Landlord's option, (a) by Landlord's Electrical Consultant or (b) by the percentage that the square footage of the Demised Premises bears to the total square footage of the floor shared by Tenant with other lessee(s) of the Building. Bills therefor, at the rate charged to Landlord for such electric current, plus the amount of sales tax imposed thereon by any governmental or recognized authority, plus ten percent (10%) of the total amount thereof for administration and processing, shall be rendered at such times as Landlord may elect and shall be payable by Tenant as additional rent. In the event that bills hereunder are not paid within five (5) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. Tenant shall permit Landlord's Electrical Consultant to make surveys in the Demised Premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein. Tenant acknowledges that the Demised Premises form One Hundredths percent (100%) of the fourth (4th) and fifth (5th) floors.

          43.03.    If Tenant pays for electric current consumed pursuant to
Article 43.02, Landlord reserves the right to discontinue furnishing electric current to Tenant at any time upon not less than sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric current, provided, however that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall not be obligated to pay any part of the cost incurred by Tenant in obtaining direct electric service.

          43.04. Landlord at Tenant's sole cost and expense shall be responsible for any repair, maintenance and replacement of any electric meter, panel board and all wires, wiring, feeders and risers serving the Demised Premises, and Tenant shall pay Landlord's reasonable charges therefor on demand. Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Demised Premises or any additions to the business machines, office equipment or other appliances (other than typewriters and similar low energy consuming office machines) in the Demised Premises which utilize electrical energy, without the prior consent of Landlord in each instance.

          43.05. Landlord shall furnish and install all replacement lighting, tubes, lamps, starters, bulbs, and ballasts required in the Demised Premises and Tenant shall pay to Landlord or its designated contractor, upon demand, the then charges established by Landlord therefor as additional rent. Landlord shall have the right to relamp the Building in sequence.

                                     ARTICLE 44

                            ACCESS; CHANGE IN FACILITIES

          44.01. All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, decoration, maintenance, alteration and repair, are hereby reserved to Landlord. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may deem necessary or desirable, provided any such change (a) does not permanently and unreasonably deprive Tenant of access to the Demised Premises, (b) does not interfere with the use of the Demised Premises or the services furnished to the Demised Premises for an unreasonable length of time, and (c) does not reduce the floor area of the Demised Premises in excess of two percent (2%) (without an appropriate adjustment in fixed annual rent). Nothing contained in this Article
44.01 shall impose any obligation upon Landlord with respect to the operation, decoration, maintenance, alteration or repair of the Demised Premises or the Building.

          44.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, reduce the floor area thereof by more than two percent (2%) (without an appropriate adjustment in fixed annual rent) or materially affect the layout of the Demised Premises. Where access doors are required in or adjacent to the Demised Premises for mechanical trades, Landlord shall furnish and install such access doors and confine their location, wherever practical to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

          44.03. Landlord or Landlord's agents shall have the right to enter the Demised Premises at all times upon reasonable notice (except in an emergency when no notice if required) for any of the purposes specified in this Article 44 and (a) to examine the Demised Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (b) to exhibit the Demised Premises to others; (c) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may deem necessary or desirable; (d) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and
(e) to alter, renovate and decorate the Demised Premises at any time during the Term if Tenant shall have removed all or substantially all of Tenant's Property from the Demised Premises. During the last six (6) months of the Term, Landlord may place upon the Building and/or the Demised Premises notices of space to be leased or sold, including without limitation notices identifying the floor location of the Demised Premises stating "To Let" and "For Sale" which notices Tenant shall permit to remain without molestation. If Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, Landlord may use a master key or forcibly enter the Demised Premises. The lessor under any underlying lease and the holder of any superior mortgage affecting the underlying lease or the land shall have the right to enter the Demised Premises at all times to examine the Demised Premises or for the purpose of exercising any right reserved to Landlord under this
Article 44. In the exercise of any rights reserved to Landlord under this
Article 44, Landlord shall (except in an emergency situation) use reasonable efforts not to interfere with Tenant's use of the Demised Premises (provided however, Landlord shall not be required to use overtime labor).

          44.04. Landlord, Landlord's agents and consultants and representatives of Landlord's insurance carriers shall have the right to permit access to the Demised Premises at any hour, and whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any of Tenant's Property or property of any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. Neither anything contained in this Article 44.04, nor any action taken by Landlord under this Article 44.04, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

          44.05. The exercise or non-exercise of any right reserved to Landlord in this Article 44 shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents, or upon the lessor under any underlying lease or the holder of any superior mortgage.

                                     ARTICLE 45

                                   PROHIBITED USE

          45.01. Supplementing the provisions of Article 2, in no event shall Tenant ever use or occupy the Demised Premises in contravention of the Rules and Regulations or as a (a) savings bank, state or federal savings and loan association, commercial bank, trust company or safe deposit business, (b) facility for the sale or distribution of tickets for railroad, steamship, airline or bus transportation or as a travel agency or any use related thereto,
(c) employment or recruitment agency, (d) school, college, university or educational institution whether or not for profit; (e) government (domestic or foreign) or any subdivision or agency thereof; (f) wholesale or retail sales or showroom facility; and/or (g) restaurant or any facility selling or serving food or beverages, except this subclause (g) shall not prevent Tenant from using a portion of the Demised Premises for private dining facilities for its officers, employees and guests, provided all municipal or governmental approvals and consents for such use are obtained and kept in full force and effect and no alcoholic beverages including wine, beer and liquor are kept, dispensed or imbibed on or at the Demised Premises unless permitted by law.

          45.02. Those portions, if any, of the Demised Premises which are identified as toilets and utility areas, shall be used by Tenant only for the purposes for which they are designed.

          45.03. Tenant shall not use or permit the use of the Demised Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of any Certificate of Occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience, annoyance or peril to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or peril. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

          45.04. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Demised Premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, including without limitation, Landlord's insurance policies or mortgages, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of such license or permit.

                                     ARTICLE 46

                                     BROKERAGE

               46.01.A. Tenant represents that in the negotiation of this Lease it dealt with no brokers other than Galbreath Riverbank, L.P. and Weatherall Green & Smith (New York) Inc. and that so far as Tenant is aware said brokers are the sole brokers who negotiated this Lease. Landlord agrees to pay said brokers commissions in accordance with separate agreements. Tenant hereby indemnifies Landlord and holds it harmless from and all losses, damages, liabilities and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and attorneys' fees. Landlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Tenant, and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such sublease or assignment.

                     B. Landlord represents that in the negotiations of this Lease it dealt with no brokers other than Galbreath Riverbank, L.P. and Weatherall Green & Smith (New York) Inc. and that so far as Landlord is aware said brokers are the sole brokers who negotiated this Lease. Landlord hereby indemnifies Tenant and holds it harmless from any and all losses, damages, liabilities and expenses arising out of any inaccuracy or alleged inaccuracy of the immediately foregoing representation of Landlord, including court costs and attorneys' fees.

                                     ARTICLE 47

                                      NOTICES

               47.01.A. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing and

               (a)  if to Tenant, then, at the option of Landlord,

                    (i) sent to: Office Manager, by mail, postage prepaid, addressed to Tenant's address as set forth in this Lease if mailed prior to the Commencement Date or at the Building if subsequent to the Commencement Date, or to such other address as Tenant may designate as its new address for such purpose by notice given to Landlord in accordance with the provisions of this
                          Article 47, or

                    (ii)  delivered personally to Tenant,

               (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage PREPAID, addressed to Landlord's address as set forth in this Lease or to such other address as Landlord may designate as its new address for such purpose by notice given to Tenant in accordance with the provisions of this Article 47.

               B. Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given:

               (a)  on the date delivered, if delivered to Tenant personally,

               (b) three (3) days after the date mailed, if mailed to Landlord or Tenant as provided in this Article 47, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the expiration of five (5) days after mailing.

                                     ARTICLE 48

                       ESTOPPEL CERTIFICATE; TENANT FINANCIAL

               48.01. At any time and from time to time upon not less than ten (10) days' prior notice by one party to the other party, the answering party shall execute, acknowledge and deliver to Landlord a statement in writing in form satisfactory to the requesting party certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the fixed annual rent and additional rent have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate the requesting party is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof, or by any party having a financial interest in Tenant.

               48.02. Tenant shall, within one hundred fifty (150) days after the end of each fiscal year of Tenant, deliver to Landlord an annual statement showing a balance sheet as of the last day of such fiscal year, prepared in accordance with generally accepted accounting principles and certified by the chief financial officer for Tenant.

                                     ARTICLE 49

                    NON-LIABILITY AND INDEMNIFICATION; SURRENDER

               49.01. Supplementing the provisions of Article 8, neither Landlord nor Landlord's agents, officers, directors and shareholders shall be liable to Tenant, its employees, agents, contractors and licensees, and Tenant shall save Landlord, any mortgagee, and Landlord's and such mortgagee's respective agents, employees, contractors and officers and the lessor under any underlying lease harmless of and from all loss, cost, liability, claim, damage and expense, including reasonable counsel fees and expenses, penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or occupant of the Building or of any owners or occupants of adjacent or contiguous property) and whether occasioned by or from explosion, falling plaster, electricity, smoke, water, snow or ice being upon or coming through or from the street, roof, subsurface, skylight, trapdoor or windows, electric wiring, plumbing, dampness, water, gas, steam or other pipes or sewage, or the failure of the air conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, watercloset, waste-pipe, sprinkler system, radiator, or from any other pipe in, above, upon or about the Building or the Demised Premises or which may at any time hereafter be placed therein, or from any other cause whatsoever. Landlord shall, however, be responsible for any of the foregoing if caused by or due to the negligence of Landlord or Landlord's agents without contributory negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable and appropriate use of the Demised Premises for the purposes herein permitted will be brought upon or be kept in the Demised Premises. Landlord and Landlord's agents shall not be liable, to the extent of insurance coverage, for any loss of or damage to any such property even if due to the negligence of Landlord of Landlord's agents. Any Building employees to whom any property shall be entrusted by or on behalf of tenant shall be deemed to be acting as Tenant's agents with respect to such property, and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

          49.02.    Further supplementing the provisions of Article 8, neither
(a) the performance by Landlord, Tenant or others of any decorations, repairs, alterations, additions or improvements of whatever nature, in or to the Building (including but not limited to improvements in structure and Building systems) or the Demised Premises, nor (b) the failure of Landlord or others to make any such decorations, repairs, alterations, additions, or improvements, nor (c) any latent defect in the Building or in the Demised Premises, nor (d) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subclauses (a) through (d) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's agents, other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

          49.03. Further supplementing the provisions of Article 8, Tenant agrees to indemnify and save Landlord, Landlord's agents and the lessor under any underlying lease and any mortgagee and its agents harmless of and from all loss, cost, liability, claims, damage and expense including reasonable counsel fees and expenses, penalties and fines, incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or
(c) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or after the expiration of, the Term including any acts, omissions or negligence in the making or performing of any improvements. If any action or proceeding shall be brought against Landlord or Landlord's agents, the lessor under any underlying lease or any mortgagee, based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord or Landlord's agents for counsel fees in connection with such action or proceeding.

          49.04. Tenant shall pay to Landlord, as additional rent, within five (5) days next following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages and expenses referred to in Article 49.03. Tenant's obligations under this Article 49.04 shall survive the termination of this Lease.

          49.05. (a) In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Building, and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord other than its interest in the Building. If Landlord or any successor in interest to Landlord shall be an individual, joint venturer, tenant-in-common, general or limited partnership, unincorporated association or other unincorporated aggregate of individuals (collectively, "unincorporated Landlord") and shall at any time have any liability under, pursuant to or in connection with this Lease, neither Tenant nor any other person or entity shall seek any personal or money judgment against unincorporated Landlord or any joint venturer, tenant-in-common, partner or member of Landlord under or pursuant to this Lease or otherwise, and Tenant shall look solely to the interest of unincorporated Landlord in the Building for the satisfaction of any remedy Tenant may have for a breach by unincorporated Landlord of this Lease, or otherwise. Any attempt by Tenant or others to seek any personal liability or monetary obligations shall, in addition to and not in limitation of the other rights, powers, privileges and remedies of unincorporated Landlord under this Lease, immediately vest unincorporated Landlord with the unconditional right to cancel this Lease on three (3) days' notice to Tenant.

          (b) Whenever in this Lease Landlord's consent or approval is required, such consent or approval shall mean prior written consent or approval. Whenever Tenant shall claim under this Lease, that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedies therefore shall be a right to obtain specific performance, but in any event without recovery of damages.

          49.06. If the Demised Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord and holds it harmless against any loss and/or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant or prospective tenant founded upon such delay, or any loss of a prospective tenancy relating to such delay.

          49.07. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, may be deemed to be occupying the Demised Premises as a tenant from month-to-month, at a monthly rental equal to three (3) times the fixed annual rent and additional rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

          49.08. If this Lease be terminated as provided in Article 17 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

               (a) That the Demised Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date;

               (b) That Tenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Lease for the making of any Tenant's Changes, as hereinafter defined in Article 57.01, to the Demised Premises; and

               (c) That, for the breach of either subclause (a) or (b) above, or both, Landlord shall be entitled immediately, without notice or other action by. Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at two (2) per centum above the Prime Rate for the period between the date of the occurrence of any event of default and the date when any such work or act, the cost of which is computed, should have been performed under the other terms of this Lease had such event of default not occurred.

Each and every covenant contained in this Article 49.08 shall be deemed separate and independent, and not dependent on any other term of this Lease for the use and occupation of the Demised Premises by Tenant, and the performance of any such term shall not be considered to be rent or other payment for the use of said Demised Premises. It is understood that the consideration for the covenants in this Article 49.08 is the making of this Lease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Lease.

          49.09. Supplementing the provisions of Article 17 hereof, and notwithstanding anything contained herein to the contrary notwithstanding, if Landlord terminates this Lease pursuant to Article 17 of this Lease and such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Article 16 or any similar proceeding, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any Bankruptcy Code proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within sixty (60) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Article 42.06G(b) hereof, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to said trustee, Tenant or Tenant as debtor-in-possession, and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and said trustee, Tenant or Tenant as debtor-in-possession shall immediately quit and surrender the Demised Premises as aforesaid.

          49.10. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article 49.

                                     ARTICLE 50
                              (INTENTIONALLY OMITTED]

                                     ARTICLE 51

                                 DIRECTORY LISTING

          51.01. Landlord shall provide Tenant with Nine and Sixty-Four Hundredths percent (9.64%) of the total spaces on any directory established for the Building from time to time.

                                     ARTICLE 52

                                   RENT ABATEMENT

          52.01. Notwithstanding the provisions of the printed portion of this Lease on page 1 respecting the payment of fixed annual rent, Landlord agrees that Tenant shall be permitted to occupy the Demised Premises without liability for payment of such fixed annual rent for a period from the rent commencement date of February 7, 1995 to and including December 15, 1995. Tenant shall be fully liable for all other charges in the rent abatement period and shall be obligated to pay one (1) full monthly installment of fixed annual rent for the Demised Premises upon the execution of this Lease, which rent shall be applied to the first and second monthly installments due pursuant to this Lease.

                                     ARTICLE 53

                                   RENEWAL OPTION

          53.01. Provided that Tenant (a) provides notice to Landlord no later than seven (7) months and fifteen (15) days prior to the Expiration Date of this Lease ("Request for Renewal Rent Notice"), (b) has not sublet or assigned any portion of the Demised Premises at the time of the Request for Renewal Rent Term (as hereinafter defined) and (c) is not in default beyond any applicable grace period under the Lease at the time of the Request for Renewal Rent Notice and is not in default beyond any applicable grace period under the Lease on the commencement date of the Renewal Term, Tenant shall have the option to renew this Lease for one (1) additional term of four (4) years and one (1) month and nineteen (19) days commencing on the day after the Expiration Date and expiring on January 23, 2005 ("Renewal Term"), at a fixed annual rent equal to ninety percent (90%) of the then fair market rent as determined in this Article 53. If Tenant provides the Request for Renewal Rent Notice but all conditions set forth in this Article 53 are not met, this option for the Renewal Term shall, at Landlord's option, be deemed to be null and void and Landlord shall have no obligation whatsoever to Tenant with respect to such Renewal Term.

          53.02. Within one hundred eighty (180) days after the later of the date Landlord receives Tenant's Request for Renewal Rent Notice or seven (7) months prior to the Expiration Date, Landlord shall give Tenant notice of Landlord's determination of the fair market fixed annual rent for the Renewal Term ("Fair Market Rent Notice"). The phrase "fair market fixed annual rent" shall be determined by taking (i) the average of the three (3) most recent arm's-length leases for office space in the Building executed in the twelve
(12) month period preceding the Fair Market Rent Notice and in the event there have not been three (3) arm's-length leases executed in such twelve
(12) month period in the Building, then Landlord shall determine the fair market fixed annual rent by the average of three (3) arm's-length leases for comparable office space in comparable first-class office buildings in midtown Manhattan executed in the twelve (12) month period preceding the Fair Market Rent Notice and (ii) subtracting from the average under subparagraph (i) the amount of additional rent payable by Tenant pursuant to Article 38 hereof for the twelve (12) month period preceding the Fair Market Rent Notice.

          53.03. Within thirty (30) days after Landlord's giving of such Fair Market Rent Notice, Tenant shall provide Landlord with a notice that (a) Tenant seeks to renew the Lease at the rent set forth in Landlord's Fair Market Rent Notice ("Renewal Notice") or (b) Tenant will not exercise its option to renew the Lease ("Non-renewal Notice"). If Tenant provides Landlord with the Renewal Notice, Tenant shall be obligated to renew this Lease and occupy the Demised Premises, and commencing on the day after the Expiration Date, Tenant shall pay to Landlord the amount of fixed annual rent set forth in the Fair Market Rent Notice. If Tenant does not provide Landlord with any notice under this Article 53.03 within the thirty (30) day period after the Fair Market Rent Notice or Tenant provides a Non-renewal Notice, then upon the expiration of the thirty (30) day period or the giving of the Non-renewal Notice, as the case may be, this option for the Renewal Term shall be deemed null and void and Landlord shall have no obligation whatsoever to Tenant with respect to such renewal. Nothing contained in this Article 53 shall be deemed in any way to alter or modify the provisions of Article 38 hereof, and the additional rent payable by Tenant under this Lease shall continue to be payable from and after the Renewal Term without any change in the Base Tax or Expense Base Factor or any other provisions of this Lease relating to additional rent. The renewal option contained in this Article 53 may only be exercised by, and for the benefit of the Tenant named herein, Daniels Printing, Limited Partnership, and not any subtenant or assignee.

                                     ARTICLE 54

                                  LETTER OF CREDIT

          54.01. In lieu of the security deposit of One Hundred Thirty-Three Thousand Six Hundred Ninety and 00/100 Dollars ($133,690.00) in cash required by Article 34, Tenant shall have the right to substitute therefor an unconditional Letter of Credit issued by a bank which is a member of the New York Clearing House Association with an office in New York City where the Letter of Credit may be presented for payment and approved by Landlord, in the sum of One Hundred Thirty-Three Thousand Six Hundred Ninety and 00/100 Dollars ($133,690.00) in form and content substantially similar to the form attached hereto as Schedule F and otherwise satisfactory to Landlord. Landlord hereby agrees that Fleet Bank is an acceptable issuer for said Letter of Credit. Said Letter of Credit shall provide that (i) upon receipt by said bank of a written notice by Landlord that Tenant is in default, beyond the applicable grace period, if any, under the terms of this Lease, said bank will pay to Landlord the sum of One Hundred Thirty-Three Thousand Six Hundred Ninety and 00/100 Dollars ($133,690.00); and (ii) the Letter of Credit shall be freely transferrable by Landlord, without charge and without recourse, so that upon a transfer of title to the Building or a lease of same, Landlord shall have the right to transfer the Letter of Credit to the vendee or lessee (subject to the provisions of Article 34 hereof). Tenant covenants that not later than sixty (60) days in advance of the expiration of the term of any existing Letter of Credit prior to a date two (2) months after the expiration of the Term of this Lease or any renewals of this Lease, Tenant shall deliver to the Landlord an endorsement extending said Letter of Credit or a Letter of Credit replacing the expiring Letter of Credit. If by the sixtieth (60th) day preceding the expiration of any Letter of Credit, Tenant shall have failed to deliver such extension, endorsement or replacement Letter of Credit, such failure shall be deemed a default under the Lease and Landlord shall have the right to receive and collect the sum payable under the then existing Letter of Credit, thereafter to be held and applied in accordance with the provisions of Article 34. Tenant may at any time thereafter demand that Landlord pay over such money to Tenant, in consideration of Tenant's simultaneous delivery of a replacement Letter of Credit.

          54.02. In the event that Landlord shall receive or collect the sum payable under any Letter of Credit referred to in this Article 54, it shall have the right to retain and apply the same in accordance with the provisions of Article 34 upon the occurrence of a default by Tenant. If, after Landlord has received the proceeds of said Letter of Credit, Tenant shall cure the default and Landlord accepts such cure, the said proceeds shall be held by Landlord pursuant to Article 34; provided, however, that at Tenant's option, upon presentation of a new Letter of Credit in the form and amount required under this Article 54, Landlord shall repay Tenant such proceeds. Said Letter of Credit, or any successor Letter of Credit, shall be returned to the Tenant at the expiration of the Term, provided Tenant is not then in default.

                                     ARTICLE 55

                           RELOCATION OF DEMISED PREMISES

          55.01. Landlord may, during the Term of this Lease, elect by notice to Tenant to substitute for the Demised Premises other office space in the Building ("Substitute Premises") designated by Landlord, provided that the Substitute Premises contains at least the same usable square foot area as the Demised Premises, has a configuration substantially similar to that of the Demised Premises, is not more than one (1) floor down in the Building, and the Demised Premises are on contiguous floors. Landlord's notice shall be accompanied by a plan of the Substitute Premises, and such notice or the plan shall set forth the usable square foot area of the Substitute Premises.
Tenant shall occupy the Substitute Premises promptly (and, in any event, not later than fifteen (15) days) after substantial completion of the work to be performed in the Substitute Premises. Tenant shall pay the same rents with respect to the Substitute Premises as were payable with respect to the Demised Premises, except that if the usable square foot area of the Substitute Premises are diminished, the rent and additional rent shall be adjusted downward accordingly. In any such event, this Lease (a) shall no longer apply to the Demised Premises, except with respect to obligations which accrued on or prior to such surrender date; and (b) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease. Landlord shall have no liability to Tenant in the event of such substitution but Landlord shall reimburse Tenant for any reasonable expenses it incurs for: architects or engineers, fit-out of Substitute Premises (to standard of the former Demised Premises) and relocation within the Building to the Substitute Premises.

                                     ARTICLE 56

                       LIMITATION ON RENT; FAILURE TO PERFORM

          56.01. If at the commencement of, or at any time during the term of this Lease, the rent reserved in this Lease is not fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Landlord, at its sole option, may elect to terminate this Lease by written notice to Tenant and Tenant within thirty (30) days after the notice shall surrender the Demised Premises as if the Term of the Lease had expired. If Landlord does not give such notice of termination, Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this Lease) and upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (b) the rents paid by Tenant to Landlord during the period such legal rent restriction was in effect.

          56.02. Supplementing the provisions of Article 17 hereof, if Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of three (3) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the lesser of (a) two (2) per centum in excess of the Prime Rate or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent. This provision is in addition to all other rights or remedies available to Landlord for nonpayment of fixed annual rent or additional rent under this Lease and at law and in equity. If Tenant shall default in the performance of any provision of this Lease to be performed by Tenant (other than the payment of fixed annual rent or additional rent) more than three (3) times in any period of six (6) months or, with respect to the payment of fixed annual rent or additional rent, more than two (2) times in any period of twelve (12) months, then, notwithstanding that such defaults shall have each been cured within the applicable grace period, if any, as provided in this Lease or Landlord has otherwise accepted cures of any such defaults, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve a ten (10) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure or accepting any cure by Tenant of such further default. All Tenant Changes shall be done in a manner which will not interfere or disturb other lessees of the Building and Landlord shall have the right from time to time to inspect Tenant's Changes.

                                     ARTICLE 57

                  ALTERATIONS, REPAIRS; PLANS AND SPECIFICATIONS;
                               LANDLORD CONTRIBUTION

          57.01. Supplementing the provisions of Articles 3 and 4 hereof, Tenant covenants and agrees that, prior to the commencement of any alterations, installations, additions, improvements, repairs or replacements (collectively, "Tenant's Changes"), Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant's Changes in detail satisfactory to Landlord, and shall reimburse Landlord any cost or expense incurred thereby in connection with Landlord's review and approval of such plans and specifications. Landlord shall approve or disapprove Tenant's plans and specifications so submitted promptly and in any event within ten (10) business days of the submission. If Landlord does not so respond within said ten (10) business day period, Tenant may provide a notice to Landlord stating that if Landlord does not respond within two (2) business days after receipt of the notice the plans and specifications shall be deemed approved, and if Landlord does not respond within said two (2) business day period, Tenant's plans and specifications so submitted shall be deemed approved. In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. No Tenant's Changes shall be undertaken, started or begun by Tenant or its agents, employees, contractors or any one else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments thereto shall be made without the prior written consent of Landlord. Tenant agrees that it will not at any time prior to or during the Term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others engaged in the construction, maintenance and/or operation of the Building or any part thereof. Where any Tenant's Changes involves or affects the plumbing, electrical, heating, ventilating and air-conditioning or any other Building system, Tenant shall as a pre-condition for obtaining Landlord's consent to such Tenant's Change, provide to Landlord at Tenant's expense a report certified by a professional engineer licensed under the laws of the State of New York, providing in substance that such Building system shall not be adversely affected by the implementation of such proposed Tenant's Change, and if Landlord shall in its discretion permit the implementation of such proposed Tenant's Change, and Tenant shall undertake the same, Tenant shall in performing same take all steps necessary to ensure that the service provided by such Building system shall not be interrupted thereby.

          57.02. Landlord agrees to pay to Tenant on the Occupancy Date the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) as a contribution for Tenant's construction cost in the Demised Premises. In the event Tenant incurs some construction costs, including soft construction costs of architectural fees and similar expenses, prior to the Occupancy Date, Landlord shall reimburse Tenant for such costs within thirty (30) days following delivery to Landlord of itemized paid invoices and lien waivers for said costs. In no event shall Landlord be required to pay to Tenant any funds for said construction costs in excess of the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00). If Landlord does not pay Tenant said Two Hundred Thousand and 00/100 Dollars ($200,000.00), Tenant may, upon not less than ten (10) business days prior written notice, offset such amount against rent and additional rent due under this Lease. Tenant acknowledges that this right of offset is only for the amount specified under this Article 57.02 and there is no other right of offset for rent or additional whatsoever provided in this Lease.

                                     ARTICLE 58

                              INCONSISTENT PROVISIONS

          58.01. In the event of any inconsistencies between the provisions of the Rider to this Lease and the printed provisions of this Lease, the provisions of this Rider shall control.

                                     ARTICLE 59

             ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS; GOVERNING LAW

          59.01. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

          59.02. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has or is making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

          59.03. This Lease shall be governed in all respects by the laws of the State of New York.

          IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                     LANDLORD

                                     THE OVERTON-IA CHOLLA JOINT VENTURE
                                     By: /s/ Robert Lucy
                                        --------------------------------------
                                          Name:  Robert Lucy
                                          Title: Executive Vice President


                                     TENANT

                                     DANIELS PRINTING, LIMITED
                                          PARTNERSHIP

                                     By: /s/ Daniels Printing Corp, Inc., Ltd.
                                        --------------------------------------
                                          Title:  Solc General Partner

                                     By: /s/ [Illegible]
                                        --------------------------------------
                                          Name:  [Illegible]
                                          Title: Vice President

                                     SCHEDULE A

                                     FLOOR PLAN

                                     SCHEDULE B

                                DESCRIPTION OF LAND


          All those certain lots, pieces or parcels of land together with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City of New York and State of New York and bounded and described as follows:

          Beginning at a point on the Southerly Line of East 55th Street distant 116'-8" Westerly from the corner formed by the intersection of said SOUTHERLY Line of East 55th Street with the Westerly Line of Park Avenue;

Thence Southerly and parallel with said Park Avenue 1001-511 to the center of the line of the block;

Thence Westerly along said center line of the block 72' -4'';

Thence Northerly parallel with Park Avenue and part of the distance through a party wall, 1001-511 to the Southerly Line of East 55th Street;

Thence Easterly along the Southerly Line of East 55th Street 72' - to the point or place of beginning; said premises being known by the House Numbers 66, 68, 70, 72 East 55th Street.

                                     SCHEDULE C
                              [INTENTIONALLY OMITTED)

                                     SCHEDULE D

                               RULES AND REGULATIONS

          1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and engress from tenants', premises for tenants and their employees, licensees and invites, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of
the Building by other tenants. exits   and stairways are for emergency use
only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invites. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of the tenants generally.

          2. The cost of repairing any damage to the public portions of the building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invites of a tenant, shall be paid by such tenant.

          3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or .loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

          4. No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within tenant's premises and under such regulations as may be fixed by Landlord.

          5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Landlord shall be used in tenant's premises.

          6. There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail, shall be made to such place as Landlord shall designate and shall be distributed to tenants only during the hours from 8:00 A.M. to 12:00 noon and 2:00 P.M. to 4:00 P.M. on business days, excluding labor strikes.

          7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

          8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the Tenant's premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there by installed by any tenant any ventilating air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

          9. Tenant shall not permit any cooking or food odors emanating from the demised premises to seep into other portions of the Building.

          10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          11. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the premises or the Building at places visible from anywhere outside or at the entrance to the premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion except that Landlord will not unreasonably withhold or delay its consent to a sign with tenant's name on it in the elevator lobby adjacent to the tenant's premises provided the same complies with Landlord's then-existing standards and requirements for signs and is otherwise in keeping with the first class, high-quality nature of the Building. Any such consent by Landlord shall be upon the understanding and condition that tenant will remove the same at the expiration or sooner termination of tenant's lease and tenant shall repair any damage to the demised premises or the Building caused thereby.

          In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to tenant violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

          12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of tenant's lease, all keys to tenant's premises and toilet rooms shall be delivered to Landlord.

          13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or tenant's premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in tenant's premises except in a manner approved by Landlord.

          14. No tenant shall engage or pay any employees in the Building, except those actually working for tenant in the Building or advertise for laborers giving an address at the Building.

          15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involved direct patronage of the general public in the tenant's premises, or for manufacturing or for other similar purposes.

          16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

          17. Each tenant shall, at its expense, provide artificial light in tenant's premises demised for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          18. No tenant's employees shall loiter around the hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof.

          19. All tenants, at their sole expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

          20. Any cuspidors, or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of such tenant.

          21. All tenants shall use only the designated service elevator for deliveries and only at hours prescribed by Landlord. Bulky materials, as determined by Landlord, may not be delivered during usual business hours but only thereafter. Tenants agree to pay for use of the service elevator at rates prescribed by Landlord.

          22. No tenant shall have right of access to the roof of tenant's premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of tenant's premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditional or device installed without such written consent shall be subject to removal, at tenant's expense, without notice, at any time.

                                     SCHEDULE E

                              CLEANING SPECIFICATIONS

1.   GENERAL OFFICE AREAS

     A.   NIGHTLY ON BUSINESS DAYS

          1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly using dust-down preparations; wash flooring weekly, scrub when necessary.

               All unwaxed flooring used as corridors adjacent to the core shall be cleaned and wet mopped weekly.

          2. All linoleum, vinyl, rubber, asphalt tile and other similar types of waxed flooring to be swept nightly.. Waxing, if any, shall be done at Tenant's expense.

               Mop up and wash floors for spills, smears and foot tracks throughout, including tenant's space, as needed.

          3. All carpeting and rugs to be carpet-swept nightly and vacuum cleaned weekly.

          4. Hand dust with treated cloth and wipe clean all furniture, fixtures and custom wooden window enclosures nightly.

          5. Empty and clean all waste receptacles nightly and remove from the demised premises wastepaper to designated areas.

          6.   Empty and clean all ash trays and screen all sand urns nightly.

          7. Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

          8.   Wash clean all water fountains and coolers nightly.

          9. Dust all floor and other ventilating louvres within reach; damp wipe as necessary.

          10.  Dust all telephones as necessary.

          11. Keep locker and slop sink rooms in neat and orderly condition where applicable.

          12. Wipe clean and polish all brass and other bright work, as necessary.

          13.  Sweep all private staircases nightly.

          14.  Metal doors of all elevator cars to be cleaned, as necessary.

          15.  Remove all gum and foreign matter on sight.

          16.  Clean all glass furniture tops.

          17. Collect and remove wastepaper, cardboard boxes and waste material to a designated area on the premises.

               All waste material which is extraordinary in amount, type or size shall be removed by Tenant at Tenant's expense.

          18. Dust and wash closet and coat room shelving, coat racks and flooring.

     B.   PERIODIC CLEANING

          Periodic cleaning to be performed as needed but not less than once each month:

               1.   Vacuum all furniture fabric and drapes.

               2. wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills) including elevator doors and other surfaces.

               3.   Clean and sweep all vacant areas.

               4. Dust and clean electric fixtures, all baseboards and other fixtures or fittings.

     C.   HIGH DUSTING

          High dusting every three (3) months, unless otherwise specified, of the following:

               1. Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

               2. Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvres, grilles, high mouldings and other surfaces not reached in nightly cleaning.

               3. Dust all overhead pipes, sprinklers, ventilating and air conditioning levers, ducts, high mouldings and other high areas not reached in nightly cleaning.

               4.   Dust all venetian blinds. Dust all window frames.

               5.   Dust exterior of lighting fixtures.

               6.   Wash all furniture glass as needed.

               7. Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers as required.

                                      SCHEDULE F

                                                                          BANK
                                                          NEW YORK CITY BRANCH

                        Irrevocable Stand-By Letter of Credit

--------------------------------------------------------------------------------
Date                                              Credit No.
--------------------------------------------------------------------------------
Landlord

Gentlemen:

We hereby establish our Irrevocable Letter of Credit in your favor and shall authorize you to draw on us, up to the aggregate amount of US$
only and we engage with you that all drafts drawn under and in compliance with the terms of this credit will be fully honored by us if presented at
this office on or before                provided:

     Any draft(s) drawn by you under this letter of credit shall be accompanied
     by your written certification that tenant (          tenant name         )
     is in default, beyond the applicable grace period, if any, under the terms of the lease.

     This letter of credit shall be freely transferrable by landlord without charge or recourse, so that upon transfer of title to the building or a lease of same, landlord shall have the right to transfer the letter of credit to the vendee or lessee. Landlord must notify us (issuing bank) in writing immediately after this letter of credit is transferred.

     This letter of credit is subject to the uniform customs and practice for documentary credits (1983 revision) I.C.C. publication No. 400. Notwithstanding Article 19 of said publication, if this credit expires during an interruption of business, as described in Article 19, the bank specifically agrees to effect payment, if the letter is drawn against within thirty days after the resumption of the bank's business.

                                                   Very truly yours,


                                                   -------------------------
                                                   Authorized Signature

                                IMPORTANT - PLEASE READ

                         RULES AND REGULATIONS ATTACHED TO AND
                               MADE A PART OF THIS LEASE
                             IN ACCORDANCE WITH ARTICLE 33.




                         Address    70 East 55th Street
                                    New York, New York
                         Premises   Entire 4th and 5th Floors
                    ----------------------------------------------
                    ----------------------------------------------
                         THE OVERTON-LA CHOLLA JOINT VENTURE

                                         TO

                        DANIELS PRINTING, LIMITED PARTNERSHIP
                    ----------------------------------------------
                    ----------------------------------------------
                                 STANDARD FORM C F

                         [LOGO]       OFFICE       [LOGO]
                                      LEASE

                       THE REAL ESTATE BOARD OF NEW YORK, INC.

                         Copyright 1983. All Rights Reserved.
                     Reproduction in whole or in part prohibited.
                    ----------------------------------------------
                    ----------------------------------------------

                    Dated January    , 1995

                    Rent per year $401,070.00

                    Rent per Month $33,422.50

                    Term  5  years and  10  months
                    From  (See Lease Rider)
                    To


                    Drawn by               Checked by
                    Entered by             Approved by
                    ----------------------------------------------
                    ----------------------------------------------